UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

On July 8, 2022, Kala Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the closing of the transaction contemplated by the previously announced Asset Purchase Agreement, dated as of May 21, 2022, by and between the Company, Alcon Pharmaceuticals Ltd., a Swiss limited company (“Alcon Switzerland”), and Alcon Vision, LLC, a Delaware limited liability company (together, with Alcon Switzerland, the “Buyers”), pursuant to which the Buyers (1) purchased (a) the Company’s rights to (i) manufacture, sell, distribute, market and commercialize EYSUVIS® (loteprednol etabonate ophthalmic suspension) 0.25% and INVELTYS® (loteprednol etabonate ophthalmic suspension) 1% and (ii) develop, manufacture, market and otherwise exploit its proprietary AMPPLIFY® Drug Delivery Technology, which, among other applications, is incorporated into EYSUVIS and INVELTYS and (b) certain assets used by the Company in connection with the foregoing (collectively, the “Commercial Business”) and (2) assumed certain liabilities with respect to the Commercial Business (the “Transaction”).

This Current Report on Form 8-K/A amends the Original Form 8-K to include the pro forma financial information required by Item 9.01(b) of Form 8-K.

Except as provided herein, the disclosures contained in this Current Report on Form 8-K/A have not been updated to reflect events, results or developments that have occurred since the filing of the Original Form 8-K. This Current Report on Form 8-K/A should be read in conjunction with the Original Form 8-K, which provides a more complete description of the Transaction.

Item 9.01.    Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021 is filed as Exhibit 99.1 hereto and is incorporated into this Item 9.01(b) by reference.

(d) Exhibits:

99.1	Unaudited Pro Forma Financial Statements and accompanying notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about our future expectations, plans and prospects, including but not limited to statements about the Company’s expectations with respect to the development of KPI-012 for PCED and additional indications; the clinical utility of KPI-012 for PCED, the Company’s plans to cease the development of its preclinical pipeline programs; the conduct and timelines of clinical trials; plans for regulatory filings; the Company’s potential to receive milestone payments from the Buyers pursuant to the Asset Purchase Agreement; the Company’s workforce reduction and future charges expected to be incurred in connection therewith; the sufficiency of Company’s existing cash resources and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to realize the anticipated benefits of the Transaction; significant transaction costs, the risk of litigation and/or regulatory actions related to the Transaction; whether commercial sales-based milestones are achieved; the Company’s ability to retain and hire key personnel; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the sufficiency of the Company’s cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in the Company’s annual and quarterly reports and any other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of the Company as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: July 12, 2022	By:	/s/ Mary Reumuth
Name: Mary Reumuth
Title: Chief Financial Officer